UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 13, 2018

FLITWAYS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55316	47-2489112
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Datura Street, #1015

West Palm Beach, FL 33414

(Address of principal executive offices)

Phone: (855) 710-0915

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

4.02.(a)

Due to an error made under previous Management during the first 3 Interim periods of 2018, the Shareholders can no longer rely on the Company’s Financial Statements and notes hereto since the ending period of 2017, its Year End Filing. For additional clarification, the Shareholders can no longer rely on the Company’s Financial Statements and notes hereto filed by the Company in 2018 or any Financial Statements filed after its 2017 Year End Filing.

The Company is currently working with the Company’s Independent Accountant to perform a complete and full investigation into the errors made. The Company will be re-stating the Company’s Financial Statements to meet the Shareholders expectations, and also to meet the Reporting requirements of the Securities Exchange Commission. The Company will submit its findings from the investigation to the necessary Accountants and Auditors so that the findings may be audited by the Auditor, and the Financials Statements to be re-stated may be relied upon by the Shareholders.

The Company identified the error, and brought it to the attention of the Board of Directors, that previous Management was not recording both Revenues and Cash belonging to the Company correctly. Both the Revenues and the Cash were in-fact being recorded under another Company name, Flit Holdings Inc. It was further explained by previous Management (Tobi Mac) that Flit Holdings Inc. was to be set up as a Subsidiary of Flitways Technology Inc. however, it was at no time disclosed through the proper channels to the Company’s Shareholders. The Company at that time launched its investigation into both Flitways Technology Inc. and Flit Holdings Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLITWAYS TECHNOLOGY, INC.

By:	/s/Daniel Sobolewski
Daniel Sobolewski
Chief Executive Officer

Date:  November 13, 2018

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